                                                                    EXHIBIT 10.2

SALE LEASEBACK CONTRACT
-----------------------

ZHAOQING SOUTH CHINA BICYCLES COMPANY (HOLDINGS) LIMITED (HEREINAFTER CALLED
SCH) AND ZHAOQING SOUTH CHINA BICYCLE WINFILL LTD (HEREINAFTER CALLED SCBW) HAVE AGREED THE FOLLOWING TERMS AND CONDITIONS FOR SALE LEASEBACK OF LAND USE RIGHTS AND BUILDINGS.
1. SCH AGREES TO BUY AND SCBW AGREE TO SELL THE LAND USE RIGHTS OF 144,665 SQ. METERS LOCATED IN ZHAOQING SANRONG INDUSTRIAL DEVELOPING ZONE IN A PRICE OF RMB 47,960,000.
2. SCH AGREES TO BUY AND SCBW AGREE TO SELL BUILDINGS FROM SCBW LOCATED IN ZHAOQING SANRONG INDUSTRIAL DEVELOPING ZONE IN THE PRICE OF RMB 83,507,000. DETAILS LIST OF BUILDINGS IS IN ATTACHMENT 1.
3. AS TERMS OF PAYMENT, SCH AGREE TO TAKE OVER BANK LOAN DEBTS OF SCBW IN AN AMOUNT OF RMB 13,146,700. DETAILS LIST OF BANK LOANS IS IN ATTACHMENT 2.
4. SCH AGREES TO LEASE THE LAND USE RIGHTS AS WELL AS BUILDINGS TO SCBW FOR 20 YEARS FROM JANUARY 1, 1996 TO DECEMBER 31, 2015. ATTACHMENT 3 IS THE TERMS OF RENTAL.
5. SCBW AGREES TO PREPAY 5 YEARS RENTAL OF RMB 28,000,000 AS FOR THE UTILIZATION RATE OF 70% (FROM JANUARY 1, 1996 TO DECEMBER 31, 2000). DURING THESE 5 YEARS, IF ACTUAL UTILIZATION RATE IS LESS THAN 70%, RENTAL CAN BE DEFERRED TO NEXT YEAR. IF ACTUAL UTILIZATION RATE EXCESS 70% CASH PAYMENT IS NEEDED.
6. THIS CONTRACT SHALL BE EFFECTIVE FROM JANUARY 1, 1996. ALL THE DOCUMENTATION SHALL BE FINISHED WITHIN 7 DAYS SOON AFTER THE CONTRACT IS SIGNED BY TWO PARTIES.
7. THE INTERPRETATION OF THIS AGREEMENT IS SUBJECT TO THE LAWS OF ECONOMIC CONTRACT OF PEOPLE'S REPUBLIC OF CHINA.

PARTY A:  ZHAOQING SOUTH CHINA BICYCLES COMPANY (HOLDING) LIMITED
DATE:  APRIL 20, 1996

PARTY B:  ZHAOQING SOUTH CHINA BICYCLE WINFILL LIMITED
DATE:  APRIL 20, 1996


ATTACHMENT 3:
A. SCH AGREES THAT THE RENTAL FROM SCBW CAN BE CALCULATED UPON ACTUAL UTILIZATION RATE. THE ACTUAL UTILIZATION RATE MUST MEET THE MINIMUM UTILIZATION RATE.

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

B. SCBW AGREE THAT SCH TO LEASE THE UNUSED BUILDING AND LANDS TO THIRD PARTY OR SELF USAGE IN THE EVENT OF NO BAD INFLUENCE OF SCBW PRODUCTION. SCH GUARANTEE THAT SCBW CAN HAVE 70% UTILIZATION RATE FROM JAN. 1, 1999.



C. RENTAL CALCULATION: IN RMB
    YEAR    TOTAL RENTAL/YEAR    MINIMUM U. RATE    MINIMUM RENTAL/YEAR
    1996        6,000,000              30%               1,800,000
    1997        7,000,000              40%               2,800,000
    1998        8,000,000              50%               4,000,000
    1999        9,000,000              60%               5,400,000
    2000       10,000,000              70%               7,000,000
2001-2015   NEGOTIATE IN 2000*         70%         RECALCULATION IN 2000


* RENTAL FROM 2001 TO 2015 WILL BE NEGOTIATE IN 2000 IN THE CONDITION OF ANNUAL INCREASE RATE LESS THAN 10%.

REMARK:
IN 1996, SCBW PAYS RENTAL ON MINIMUM BASIS. IT MEANS THAT RENT EXPENSE FOR THREE MONTH ENDED MARCH 31, 1996 WAS 600,000.
RENTAL EXPENSE IN 1996 ON ACCOUNTING BASIS:
TOTAL RENTAL:                8,000,000
UTILIZATION RATE:            30%
ACTURL RENTAL PER YEAR:      2,400,000
ACTURL RENTAL PER QUARTER    600,000

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